EXHIBIT 99.2

PRO FORMA FINANCIAL INFORMATION

QUIKSILVER, INC.
PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following pro forma unaudited consolidated condensed balance sheet has been prepared by taking the October 31, 2002 balance sheet of Quiksilver, Inc. (the “Company”) and the October 31, 2002 combined balance sheet of Quiksilver Asia/Pacific (incorporating UG Manufacturing Co Pty Limited and subsidiaries and Quiksilver Japan K.K. and subsidiaries) and giving effect to the acquisition of Quiksilver Asia/Pacific by the Company as if it had occurred on October 31, 2002. The pro forma consolidated condensed balance sheet has been prepared for informational purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted if this transaction had, in fact, taken place on October 31, 2002.

The following pro forma unaudited consolidated condensed statement of income for the year ended October 31, 2002 gives effect to the Company’s acquisition of Quiksilver Asia/Pacific as if it had occurred at the beginning of the year. The revenues and results of operations included in the following pro forma unaudited consolidated condensed statement of income are not considered necessarily indicative of the results of operations for the year had the transaction actually been completed at the beginning of the period.

These financial statements should be read in conjunction with the following notes to the pro forma unaudited consolidated condensed financial statements, the consolidated financial statements of the Company and related notes thereto (as previously filed), and the combined financial statements of Quiksilver Asia/Pacific and related notes thereto, included herewith.

QUIKSILVER, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
October 31, 2002

	Quiksilver,	Quiksilver	Pro Forma
	Inc.	Asia/Pacific	Adjust-		Pro
In thousands, except share amounts	Historical	Historical	ments		Forma

ASSETS
Current assets:
Cash and cash equivalents	$2,597	$20,901	$(19,142	)(a)	$4,356
Trade accounts receivable, net	168,237	20,473	—		188,710
Other receivables	7,415	502	—		7,917
Inventories	95,872	11,157	—		107,029
Deferred income taxes	14,070	1,154	—		15,224
Prepaid expenses and other current assets	6,638	2,800	—		9,438

Total current assets	294,829	56,987	(19,142)		332,674
Fixed assets, net	73,182	4,910	—		78,092
Intangible assets, net	51,134	—	12,500	(b)	63,634
Goodwill	26,978	1,377	63,451	(b)(c)	91,806
Deferred income taxes	1,411	91	(1,502	)(b)	—
Other assets	3,055	1,311	500	(b)	4,866

Total assets	$450,589	$64,676	$55,807		$571,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$32,498	$3,184	$24,900	(b)	$60,582
Accounts payable	47,279	9,047	—		56,326
Accrued liabilities	40,137	21,096	(19,142	)(a)	42,091
Current portion of long-term debt	10,680	312	—		10,992
Purchase price obligation	—	—	6,300	(b)	6,300
Income taxes payable	3,717	1,051	—		4,768

Total current liabilities	134,311	34,690	12,058		181,059
Long-term debt	43,405	520	—		43,925
Deferred income taxes	—	—	2,623	(b)	2,623

Total liabilities	177,716	35,210	14,681		227,607

Commitments and contingencies
Stockholders’ equity:
Common stock	247	—	28	(b)	275
Additional paid-in capital	66,769	57	71,167	(b)(d)	137,993
Treasury stock, 721,300 shares	(6,778)	—	—		(6,778)
Retained earnings	219,038	30,069	(30,069	)(d)	219,038
Accumulated other comprehensive loss	(6,403)	(660)	—		(7,063)

Total stockholders’ equity	272,873	29,466	41,126		343,465

Total liabilities and stockholders’ equity	$450,589	$64,676	$55,807		$571,072

See notes to unaudited consolidated condensed financial statements.

QUIKSILVER, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF INCOME
Year Ended October 31, 2002

	Quiksilver,	Quiksilver	Pro Forma
	Inc.	Asia/Pacific	Adjust-		Pro
In thousands, except per share amounts	Historical	Historical	ments		Forma

Revenues	$705,484	$83,218	$(6,665	)(a)	$782,037
Cost of goods sold	419,155	47,937	(3,910	)(a)	463,182

Gross profit	286,329	35,281	(2,755)		318,855
Selling general and administrative expenses:
Selling, general and administrative expense	216,625	27,078	(3,917	)(b)(c)	239,786
Royalty expense	—	2,755	(2,755	)(a)	—

Operating income	69,704	5,448	3,917		79,069
Interest expense (income)	8,640	(294)	1,034	(d)(e)	9,380
Foreign currency loss (gain)	729	(569)	161	(f)	321
Other expense (income)	349	(135)	—		214

Income before provision for income taxes	59,986	6,446	2,722		69,154
Provision for income taxes	22,395	1,741	885	(g)	25,021

Net income	$37,591	$4,705	$1,837		$44,133

Net income per share	$1.60				$1.68

Net income per share, assuming dilution	$1.54				$1.62

Weighted average common shares outstanding	23,459		2,813	(h)	26,272

Weighted average common shares outstanding assuming dilution	24,472		2,813	(h)	27,285

See notes to unaudited consolidated condensed financial statements.

QUIKSILVER, INC.

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
Year Ended October 31, 2002

Note 1 — Basis of Presentation

Effective December 1, 2002, Quiksilver, Inc. (the “Company”) acquired its licensees in Australia and Japan to unify its global operating platform. This group of companies is referred to herein as “Quiksilver Asia/Pacific” and comprises two Australian companies, Ug Manufacturing Co Pty Limited and QSJ Holdings Pty Limited, one Japanese company, Quiksilver Japan K.K., and their subsidiaries. Ug Manufacturing Co Pty Limited was owned by the founders of the Quiksilver brand and was the original Quiksilver operating company that has been producing Quiksilver products in Australia and surrounding countries and territories for over 30 years. Along with a Japanese partner, the founders also started Quiksilver Japan K.K., which has been the Quiksilver licensee in Japan for approximately 20 years. In conjunction with its acquisition of Quiksilver Asia/Pacific, the company also acquired a 25% interest in its Turkish licensee (“Palimar”). The operations of Quiksilver Asia/Pacific will be included in the Company’s results beginning with the effective date of the acquisition in the first quarter of the fiscal year ending October 31, 2003. The accompanying pro forma unaudited consolidated condensed balance sheet and statement of income present the financial position and results of operations of the Company giving effect to the acquisition of Quiksilver Asia/Pacific.

The initial purchase price includes cash of $24.9 million and 2.8 million shares of the Company’s common stock valued at $71.3 million. The valuation of the common stock issued in connection with the acquisition was based on the quoted market price for five days before and after the announcement date. A portion of the initial purchase price was held back, and is subject to adjustment for working capital, funded debt and excess cash as defined in the merger agreement. The source of cash consideration was the Company’s short-term domestic line of credit and general corporate funds available at the time of closing.

The sellers are entitled to future payments ranging from zero to $18.6 million if certain sales and earnings targets are achieved during the three years ending October 31, 2005. These contingent purchase price payments have not been given effect in the pro forma unaudited consolidated condensed financial statements, but will be recorded when the contingencies are resolved. The amount of goodwill initially recorded for the transaction would increase if such contingent payments are made.

The transaction is denominated in Australian dollars, and accordingly, was recorded based on exchange rates in effect at closing. The contingent purchase price and other adjustments will be recorded at exchange rates in effect when such amounts are determined and such contingencies are resolved.

Quiksilver Asia/Pacific is in the process of finalizing its closing balance sheet, and third-party valuations of goodwill and certain intangible assets are being completed; accordingly, the allocation of the purchase price is preliminary and subject to refinement. The adjustments below were prepared based on estimates or approximations. It is possible that the actual amounts recorded may have a different impact on the financial condition and results of operations from what has been reflected in the accompanying pro forma unaudited consolidated condensed financial statements.

QUIKSILVER, INC.

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
Year Ended October 31, 2002

Note 2 — Balance Sheet Pro Forma Adjustments

(a)	To eliminate assets and liabilities not included in the acquisition:
	Cash	$19,142
	Predecessor dividend obligations of Quiksilver Asia/Pacific	19,142
(b)	To record the acquisition of Quiksilver Asia/Pacific:
	Net assets acquired of Quiksilver Asia/Pacific	$28,749
	License agreement	12,500
	Deferred income taxes	(4,125)
	Palimar interest	500
	Goodwill	64,828

	Total investment, including acquired cash	$102,452

	Financed by:
	Company stock	71,252
	Line of credit borrowings	24,900
	Holdback and estimated adjustments	6,300

	Total investment, including acquired cash	$102,452

(c)	To eliminate Quiksilver Asia/Pacific goodwill	$1,377
(d)	To eliminate Quiksilver Asia/Pacific equity:
	Common stock	$57
	Retained earnings	30,069

Note 3 — Statement of Income Pro Forma Adjustments

(a)	To eliminate intercompany revenues:
	Royalty payments from Quiksilver Asia/Pacific to the Company	$2,755
	Product purchases by the Company from Quiksilver Asia/Pacific	3,910

	Total revenues elimination	$6,665

(b)	To eliminate nonrecurring expenses of Quiksilver Asia/Pacific:
	Retirement payment to former officers of Quiksilver Japan K.K	$5,129
	Transaction costs incurred by Quiksilver Asia/Pacific	38

	Total nonrecurring expenses	$5,167

(c)	To record amortization of license agreement	$1,250
(d)	To record interest expense on $24.9 million of short term borrowings at 3.5%	$872

QUIKSILVER, INC.

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
Year Ended October 31, 2002

Note 3 — Statement of Income Pro Forma Adjustments (continued)

(e)	To eliminate interest income earned on Quiksilver Japan K.K. investments	$162
(f)	To eliminate foreign exchange gain on Quiksilver Japan K.K. investments	$161
(g)	To record tax effect of pro forma adjustments	$1,298
(h)	To reflect the shares of common stock issued as consideration

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